UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

February 17, 2012

INTEGRATED SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11900	75-2422983
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2009 Chenault Drive, Suite 114 Carrollton, Texas	75006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 444-8280

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01.

Entry into a Material Definitive Agreement.

On February 17, 2012, Integrated Security Systems, Inc., a Delaware corporation (“ISSI”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with iSatori Technologies, Inc., a Colorado corporation (“iSatori”), and ISSI’s newly formed, wholly owned subsidiary, iSatori Acquisition Corp., a Delaware corporation (“Merger Sub”).

iSatori is a company that produces dietary and nutritional supplements.  As a result of the Merger, iSatori will become a wholly owned subsidiary of ISSI, and ISSI will become an operating company.

Pursuant to the Merger Agreement, Merger Sub will merge with and into iSatori, with iSatori being the surviving entity (the “Merger”).  The “Effective Time” of the Merger will be the time at which a Certificate of Merger and Statement of Merger and other appropriate or required documents prepared and executed in accordance with the relevant provisions of the Delaware General Corporation Law and the Colorado Corporations and Associations Act are filed with the Secretary of States of the State of Delaware and the State of Colorado, respectively.  The closing of the Merger is subject to the satisfaction of certain closing conditions set forth in the Merger Agreement, which conditions include the approval of the majority of the stockholders of iSatori.

At the Effective Time of the Merger (i) iSatori will succeed to and assume all the rights, liabilities and obligations of Merger Sub in accordance with the Delaware General Corporation Law, (ii) the Articles of Incorporation and Bylaws of iSatori as in effect at the Effective Time of the Merger will become the Articles of Incorporation and Bylaws of iSatori, the surviving corporation, and (iii) each issued and outstanding share of common stock of iSatori will be converted into and represent the right to receive .66802025 of a share of common stock of ISSI.

The shares of ISSI common stock to be issued pursuant to the Merger Agreement in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended.  Upon completion of the Merger, the principle offices of ISSI and iSatori, the surviving corporation, will be located at 15000 W 6th Avenue, Suite 202, Golden, Colorado 80401 (the current offices of iSatori).

After the closing of the Merger, 60% of ISSI’s outstanding common stock will be owned by the current stockholders of iSatori and 40% of the stock will be owned by the current stockholders of ISSI.

The foregoing description of the Merger Agreement is intended to be a summary and is qualified in its entirety by reference to such agreement, which is attached as Exhibit 10.1 and incorporated by reference as if fully set forth herein.

Section 9 - Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Number	Exhibit

10.1

Agreement and Plan of Merger and Reorganization, dated February 17, 2012, by and among Integrated Security Systems, Inc., a Delaware corporation, iSatori Acquisition Corp., a Delaware corporation, and iSatori Technologies, Inc., a Colorado corporation.

99.1	Press Release of Integrated Security Systems, Inc., dated February 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED SECURITY SYSTEMS, INC.

Dated: February 21, 2012	By:	/s/ Russell Cleveland
Russell Cleveland
Chairman and Chief Executive Officer

EXHIBIT INDEX

Number	Exhibit

10.1

Agreement and Plan of Merger and Reorganization, dated February 17, 2012, by and among Integrated Security Systems, Inc., a Delaware corporation, iSatori Acquisition Corp., a Delaware corporation, and iSatori Technologies, Inc., a Colorado corporation.

99.1	Press Release of Integrated Security Systems, Inc., dated February 20, 2012.